UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SB FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Ohio	34-1395608
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Clinton Street, Defiance, Ohio	43512
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/100th interest in a 6.50% Noncumulative Convertible Perpetual Preferred Share, Series A, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-198879

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of SB Financial Group, Inc., an Ohio corporation (the “Registrant”), each representing a 1/100th interest in a 6.50% Noncumulative Convertible Perpetual Preferred Share, Series A, no par value, with a liquidation preference of $1,000 per share (equivalent to $10.00 per Depositary Share). The Registrant hereby incorporates by reference the descriptions included under the captions “Description of the Series A Preferred Shares” and “Description of the Depository Shares” in the Prospectus dated November 10, 2014, filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2014 under Rule 424(b)(3), pursuant to an effective Registration Statement on Form S-1 (File No. 333-198879) filed with the Commission on September 22, 2014, as amended by a Pre-Effective Amendment No. 1 to the Registration Statement filed with the Commission on November 6, 2014 and declared effective by the Commission on November 10, 2014, in each case under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Amended Articles of the Registrant as filed with the Ohio Secretary of State on May 23, 1986 (incorporated herein by reference to Exhibit 3(a)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-13507))

3.2	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 27, 1993 (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-13507))

3.3	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 30, 1997 (incorporated herein by reference to Exhibit 3(c) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-13507))

3.4	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on May 27, 2011 to evidence the amendment of Article FOURTH to authorize 10,000,000 common shares and 200,000 preferred shares, each without par value (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 1, 2011 (File No. 0-13507))

3.5	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 12, 2013 to evidence the amendment of Article FIRST to change the name of the corporation to the Registrant Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 18, 2013 (File No. 0-13507))

3.6	Amended Articles of the Registrant, as amended (reflecting amendments through April 12, 2013) [for SEC reporting compliance purposes only – not filed with the Ohio Secretary of State] (incorporated herein by reference to Exhibit 3.6 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

3.7	Certificate of Amendment by Directors or Incorporators to Articles filed with the Secretary of State of the State of Ohio on November 6, 2014, evidencing the adoption of an amendment by the Board of Directors of the Registrant to Article FOURTH to establish the express terms of the 6.50% Noncumulative Convertible Perpetual Preferred Shares, Series A (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

3.8	Amended and Restated Regulations of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-13507))

3.9	Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Registrant by the Shareholders on April 16, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 22, 2009 (File No. 0-13507))

4.1	Form of Certificate for 6.50% Noncumulative Convertible Perpetual Preferred Share, Series A (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

4.2	Form of Depositary Receipt (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

4.3	Deposit Agreement (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2014	SB FINANCIAL GROUP, INC.

	By:	/s/ Mark A. Klein
	Name:	Mark A. Klein
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended Articles of the Registrant as filed with the Ohio Secretary of State on May 23, 1986 (incorporated herein by reference to Exhibit 3(a)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-13507))

3.2	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 27, 1993 (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-13507))

3.3	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 30, 1997 (incorporated herein by reference to Exhibit 3(c) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-13507))

3.4	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on May 27, 2011 to evidence the amendment of Article FOURTH to authorize 10,000,000 common shares and 200,000 preferred shares, each without par value (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 1, 2011 (File No. 0-13507))

3.5	Certificate of Amendment to the Amended Articles of the Registrant as filed with the Ohio Secretary of State on April 12, 2013 to evidence the amendment of Article FIRST to change the name of the corporation to the Registrant Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 18, 2013 (File No. 0-13507))

3.6	Amended Articles of the Registrant, as amended (reflecting amendments through April 12, 2013) [for SEC reporting compliance purposes only – not filed with the Ohio Secretary of State] (incorporated herein by reference to Exhibit 3.6 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

3.7	Certificate of Amendment by Directors or Incorporators to Articles filed with the Secretary of State of the State of Ohio on November 6, 2014, evidencing the adoption of an amendment by the Board of Directors of the Registrant to Article FOURTH to establish the express terms of the 6.50% Noncumulative Convertible Perpetual Preferred Shares, Series A (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

3.8	Amended and Restated Regulations of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-13507))

3.9	Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Registrant by the Shareholders on April 16, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 22, 2009 (File No. 0-13507))

4.1	Form of Certificate for 6.50% Noncumulative Convertible Perpetual Preferred Share, Series A (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

4.2	Form of Depositary Receipt (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))

4.3	Deposit Agreement (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879))